Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 033-52903) pertaining to the Stewart & Stevenson Services 401(k) Savings Plan of our report dated June 17, 2005, with respect to the financial statements and schedule of the Stewart & Stevenson Services 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

/s/ Ernst & Young LLP

Houston, Texas

June 27, 2005